U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                             NUCLEAR SOLUTIONS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)



         Nevada                     0-31959                    88-0433815
------------------------       -----------------        ------------------------
(State of Incorporation)       (SEC File Number)         (IRS Employer I.D.No.)



             1530 East Commercial St., Ste. 109, Meridian, ID 83642
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                       Legal and Consulting Services Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                            Dr. Paul Brown, President
                       1530 East Commercial St., Ste. 109
                               Meridian, ID 83642
--------------------------------------------------------------------------------
                     (Name and Address of agent for Service


                                 (208) 846-7868
--------------------------------------------------------------------------------
          (Telephone number, including area code for agent for service)




                         CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed        Proposed        Amount of
Title of        (1)             maximum         maximum         Registration
securities      Securities      offering        aggregate       Fee (3)
to be           to be           price per       offering        ---
registered      registered      share (2)       price (2)       $61.75
----------      ----------      -----           ---------
Common          100,000         $2.47           $247,000
$.001 par       shares
value
================================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on September 27, 2001 by the NASD OTC Bulletin Board.


                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II
                                     -------

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

         (a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2000 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2001 and June 30, 2001.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.           DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Nuclear Solutions, Inc. by Wilson Law Offices. This registration statement registers shares which have been authorized for issuance for services rendered under the plan.


Item 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article Eleven of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for obligations, suits of any kind including, but not limited to, malpractice, class actions, discrimination, personal injury, anti-trust, liens, acts or judgements of the corporation , or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to director liability. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections
78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


Item 8.           EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File # 0-31959, as filed with the Securities & Exchange Commission.

     Exhibit Number                          Description
     --------------                          -----------

         (3.1)* Articles of Incorporation of Stock Watch Man, Inc., now known as Nuclear Solutions, Inc.

         (3.2)* Certificate of Amendment of Articles of Incorporation of Stock Watch Man, Inc.

         (3.3)*            By-Laws

         (5.0) Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement

         (23.0)            Consent of Independent Certifying Public Accountant

-------------------
* Previously filed.

Item 9.           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Meridian, Idaho.

Dated: October 1, 2001

                                        NUCLEAR SOLUTIONS, INC.
                                        a Nevada corporation



                                        /s/ Dr. Paul Brown
                                        -----------------------------------
                                        Dr. Paul Brown
                                        President, Director


Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: October 1, 2001
                                        /s/ Dr. Paul Brown
                                        -----------------------------------
                                        Dr. Paul Brown, President, Director